AGREEMENT FOR SALE OF A BUSINESS

Date:                        19

Parties:

1 `The Vendor': TECHNET ELECTRONICS LIMITED (registered no 1580268) whose registered office is at 15 Coningsby Road, Bretton, Peterborough PE3 8SB.

2 `The Purchaser': ELEXSYS INTERNATIONAL (EUROPE) LIMITED (registered no 3003482) whose registered office is at 15 Coningsby Road, Bretton, Peterborough PE3 8SB.


Operative provisions:

1        Interpretation

1.1      In this agreement including the Schedules:

1.1.1 the following words and expressions have the following meanings, unless they are inconsistent with the context:

                  `ASSETS' means the property, assets and rights of the Business to be purchased by the Purchaser as described in clause 2.1.

                  `BANK LOAN' means the loan made to the Vendor by Midland Bank Plc.

                  `BANK GUARANTEES' means the Guarantee provided by Peter Dedman to Midland Bank Plc dated 25th November 1988 and the Guarantee provided by 3i Group plc dated
                  20th February 1995.

                  `BANK OVERDRAFT' means the overdraft provided to the Vendor by Midland Bank Plc.

                  `BOOK DEBTS' means the trade debts owed to the Vendor at the Effective Date in connection with the Business.

                  `BUSINESS'   means  the  business  of  Printed  Circuit  Board
                  Manufacturers carried on by the Vendor at the Effective Date.

                  `CASH FLOAT' means any cash balances held at the Effective Date for the purpose of reimbursing out-of-pocket expenses in connection with the Business.

                  `CONTRACTS' means all the current contracts and engagements of the Vendor but excluding contracts with

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                  employees.

                  `CREDITORS' means the aggregate amount owed by the Vendor in connection with the Business to or in respect of trade creditors and accrued charges as recorded in the books of account of the Business at the Effective Date but not including liabilities for value added tax or taxation on profits or chargeable gains.

                  `EFFECTIVE DATE' means the close of business on 27th
                  April 1995.

                  `EMPLOYEES' means the persons who, at the Effective Date, were employed by the Vendor for the purposes of the Business and whose details are set out in Schedule 2.

                  `FIXED ASSETS' means all plant, machinery, tools, equipment, vehicles and other chattels on the Leasehold Properties or otherwise owned by the Vendor at the Effective Date for the purpose of the Business as the same are listed in Schedule 3.

                  `GOODWILL' means the goodwill of the Vendor in relation to the Business, together with the exclusive right for the Purchaser or its assignee to represent itself as carrying on the Business in succession to the Vendor, and all trade names associated with the Business.

                  `INDUSTRIAL PROPERTY RIGHTS' means all industrial and intellectual property rights of the Vendor including, without limitation, the patents, trade marks, registered designs and copyrights in any part of the world and the copyright in all drawings, plans, specifications, designs and computer software owned by the Vendor and used in or for the purposes of the Business and all know-how and confidential information so owned and used.

                  `LEASEHOLD PROPERTIES' means the leasehold premises owned by the Vendor as listed in Part 1 of Schedule 1.

                  `LEASES' means the leases or underleases under which the Leasehold Properties are held.

                  `LIABILITIES' means the liabilities of the Vendor (other than the Creditors) outstanding at the Effective Date but for the avoidance of doubt liabilities shall not be deemed to include the cost of liquidation of the Vendor.

                  `PLANNING ACTS' means the Town and Country Planning Acts for the time being in force.


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                  `REGULATIONS' means the Transfer of Undertakings
                  (Protection of Employment) Regulations 1981.

                  `STOCKS' means the stocks, including raw materials, work in progress and finished goods, owned by the Vendor at the Effective Date for the purposes of or in connection with the Business, including items which, although subject to reservation of title by the sellers, are under the control of the Vendor.

                  `SUBSIDIARY' means a subsidiary as defined in the Companies Act 1985 s 736.

                  `3i LOAN' means the loan of (pound)249,788 made by 3i Group plc to the Vendor pursuant to an investment offer dated 27th July 1994 from 3i Group plc to the Vendor together with all interest and other sums payable in respect thereof

1.1.2 all references to a statutory provision shall be construed as including references to:

         (a) any statutory modification, consolidation or re-enactment (whether before or after today's date) for the time being in force;

         (b) all statutory instruments or orders made pursuant to it;

         (c) any statutory provisions of which it is a consolidation, re-enactment or modification;

1.1.3 except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting any gender include all genders; words denoting persons include firms and corporations and vice versa;

1.1.4 unless otherwise stated, a reference to a clause, sub-clause or Schedule is a reference to a clause or a sub-clause of, or a Schedule to, this agreement;

1.1.5 clause headings are for ease of reference only and do not affect the construction of this agreement.


2        Agreement for sale

2.1 Subject to the terms and conditions of this agreement, the Vendor shall sell to the Purchaser which shall purchase as at the Effective Date such right title and interest as the Vendor may have in the following so far as the Vendor is entitled to sell the same:-

2.1.1             the Business as a going concern; and


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2.1.2             all the property, assets and rights of the Vendor used
                  in the conduct of the Business including, but without limitation:

         (a)      the Goodwill;

         (b)      the Leasehold Properties;

         (c)      the Fixed Assets;

         (d)      the Stocks;

         (e) the benefit (but subject to the burden) of the Contracts;

         (f)      the Industrial Property Rights;

         (g)      the Cash Float; and

         (h)      the Book Debts


2.2 The provisions of Part 2 of Schedule 1 shall more particularly apply in relation to the sale of the Leasehold Properties.


3        Purchase consideration

3.1 The consideration for the sale by the Vendor of the Business and the Assets shall be (pound)348,000 payable in cash upon completion of the purchase in accordance with clause 4 and shall be apportioned in accordance with the proforma balance sheet as at the Effective Date.

3.2 The consideration referred to in clause 3.1 shall be exclusive of any value added tax.


4        Completion

4.1 The sale and purchase of the Assets shall be completed immediately upon exchange of this agreement when all the matters set out in this clause 4 shall be effected.

4.2 The Vendor shall deliver to the Purchaser, at the principal office of the Business, such of the Assets as are capable of being transferred by delivery.

4.3 The Vendor shall cause to be delivered or (if so requested by the Purchaser) made available to the Purchaser:

4.3.1 all its books of account, payroll records, income records, stock and other records, information relating to customers and suppliers, relevant computer programmes and other books and documents which relate

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                  to the Business (other than minute books relating to
                  directors' and shareholders' meetings and statutory books);

4.3.2 all its designs and drawings, plans, instructional and promotional material, sales publications, advertising materials, terms and conditions of sale and other technical material and sales matter which relate to the Business, together with any plates, blocks, negatives and similar material relating to them;

4.3.3 all records of National Insurance and PAYE relating to all the Employees duly completed and up to date;

4.3.4             the value added tax records referred to in clause 8.2;

4.4 Upon completion of the matters referred to above the Purchaser shall deliver to the Vendor:

4.4.1 A banker's draft in respect of the part of the purchase consideration specified in clause 3.1.

4.4.2 Written confirmation in an agreed form from Midland Bank Plc that it has discharged:-

                  (a) the Vendor from any liability whatsoever to the Bank including (but without limiting the generality of the foregoing) in respect of the Bank Loan and the Bank Overdraft;

                  (b) Peter Dedman and 3i Group plc from their respective liabilities in respect of the Bank Guarantees.

4.5 Each of the Purchaser and the Vendor shall execute a deed of novation and release in the agreed form whereby the 3i Loan is novated to the Purchaser and the Vendor is discharged from all liabilities in respect of the 3i Loan.

4.6 The Purchaser shall not be obliged to complete the purchase of any of the Assets unless the purchase of all the Assets is completed in accordance with this agreement.

4.7 The Purchaser may in its absolute discretion waive any requirement contained in clause 4.2 or 4.3.

4.8 If any or all of the transactions set out in clauses 4.2 and 4.3 do not take place as provided, the Purchaser may promptly rescind this agreement without prejudice to any other remedy it may have.

4.9 If any or all of the transactions set out in clauses 4.4 and 4.5 do not take place as provided, the Vendor may promptly rescind this agreement without prejudice to any other remedy it may have.


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5        Creditors and liabilities

5.1 The Purchaser shall discharge in accordance with existing credit terms the Creditors and Liabilities and (without prejudice to the generality of the foregoing) shall be responsible for all debts payable by and claims outstanding against the Vendor at the Effective Date including all wages, sums payable under taxation statutes, rent and other expenses.

5.2 In addition to and without prejudice to the generality of clause 5.1 the Purchaser shall be liable for claims by third parties in respect of any service supplied by the Vendor or any act or omission of the Vendor prior to the Effective Date or arising from defective products or parts of products manufactured by the Vendor.

5.3 The Purchaser shall indemnify on demand and keep fully indemnified the Vendor against all claims, demands, expenses, proceedings, liabilities, penalties and costs whatsoever arising in relation to the Creditors, the Liabilities, and all other liabilities (if any) of the Vendor outstanding at the Effective Date.

5.4 The Purchaser shall perform the obligations of the Vendor to provide after-sales service or to meet warranty claims of customers arising in the normal course of the Business as a result of transactions carried out by the Vendor prior to the Effective Date.


6        Contracts

6.1 The Purchaser shall perform and discharge the outstanding obligations and liabilities of the Vendor under the Contracts.


7        Employees

7.1 The Purchaser shall indemnify the Vendor against any order to pay compensation made pursuant to the Regulations to any person.

7.2 All salaries and other emoluments including holiday pay tax and national insurance payments and contributions to retirement benefit schemes relating to the Employees shall be borne by the Purchaser and the Purchaser shall indemnify the Vendor in relation to any claim in respect thereof.

7.3 The Employees employment with the Purchaser shall be on terms and conditions no less favourable than those currently enjoyed by them and the Purchaser shall indemnify the Vendor in respect of any claim by any of the Employees in respect of redundancy or wrongful and unfair dismissal.


8        Value added tax

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8.1 The parties shall use all reasonable  endeavours to procure that the sale of the Business is deemed to be a transfer of a business as a going concern for the purposes of the Value Added Tax Act 1994 s 49 and Schedule 4 paragraph 8(1).

8.2 In the event of value added tax being assessed subsequently on the Vendor as a result of the sale of the Business and the Assets pursuant to this agreement the Purchaser shall forthwith against receipt of a value added tax invoice pay to the Vendor such amount of value added tax (and in addition any penalties or interest) as is assessed as aforesaid and the Purchaser shall indemnify on demand and keep fully indemnified the Vendor from and against all actions, proceedings, costs, claims, demands and expenses in respect of the same.

8.3 The Vendor shall forthwith deliver to the Purchaser all the records of the Business for value added tax purposes which are required by the Value Added Tax Act 1994 s 49(1)(b) to be preserved by the Purchaser.

8.4 The Purchaser shall for a period of not less than 6 years from the Effective Date preserve the records delivered to it by the Vendor and, upon reasonable notice during normal business hours, make them available to the Vendor or its agents.


9        Assignment of Contracts

9.1 Insofar as the Assets comprise the benefit of contracts which cannot effectively be assigned to the Purchaser without the consent of a third party or except by an agreement of novation:

9.1.1 The Purchaser shall use all reasonable endeavours to obtain consent or to procure a novation;

9.1.2 unless and until consent is obtained or the contracts are novated the Purchaser shall, for its own benefit and to the extent that the contracts permit, perform on behalf of the Vendor (but at the Purchaser's expense) all the obligations of the Vendor arising after the Effective Date and indemnify the Vendor against all costs, proceedings, claims, demands and expenses which may be incurred by the Vendor as a result of any act, neglect, default or omission on the part of the Purchaser to perform or comply with any such obligation of the Vendor.


10       Warranties and Exclusions

10.1 The Purchaser acknowledges and warrants to the Vendor that it is entering into this agreement having satisfied itself on all matters relating thereto and having made such inspection of the Assets as it thinks fit and having made such enquiries and investigations into the nature and extent of the Creditors and the Liabilities as it thinks fit and on the basis of a purchase

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of the Assets in their  present  state and  condition and not in reliance on any statements warranties or representations which may have been made by the Vendor or by any person acting or purporting to act on behalf of it.

10.2 Save as provided in section 2(1) of the Unfair Contract Terms Act 1977, all other representations warranties and conditions express or implied statutory or otherwise in respect of any of the Assets, the Creditors, the Liabilities and the Business are expressly excluded (including, without limitation, warranties and conditions as to ownership, merchantable quality, fitness for purpose and description) and the Assets and the Business are sold in the condition in which they are at the Effective Date.

10.3 Save only as provided by the provisions of section 2(1) of the Unfair Contract Terms Act 1977, the Vendor shall not be liable for any loss damage expenses or injury of any kind whatsoever, consequential or otherwise, arising out of or due to or caused by any defect or deficiency of any sort in any of the Assets or in the Business.

10.4 The parties acknowledge for the avoidance of doubt that if it shall be found that the Vendor does not have title or unencumbered title to any or all of the Assets this shall not be a ground or grounds for rescinding avoiding or varying any or all of the provisions hereof and the Purchaser shall not be entitled to any refund of the consideration paid by the Purchaser in whole or in part or any compensation or damages in respect of the same.

10.5 In view of the obligations of any vendor of any vehicle under the Road Traffic Act 1972 the Purchaser undertakes to the Vendor that before any of the motor vehicles comprised in the Assets are allowed onto a public highway the Purchaser will carry out all appropriate checks on such vehicles and (if necessary) procure that the necessary repairs are made to ensure that the same are in a roadworthy condition. The Purchaser further agrees to indemnify on demand and keep fully indemnified the Vendor without set-off counterclaim or any other deduction of any nature from and against any claims costs or expenses which it or they may incur as a result of the failure by the Purchaser to carry out its obligations pursuant to this clause.


11       Costs

11.1 All expenses incurred by or on behalf of the parties, including all fees of agents, solicitors, accountants employed by either of the parties in connection with the negotiation, preparation and execution of this agreement shall be borne solely by the party which incurred them.


12       Communications

12.1     All communications between the parties with respect to this

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agreement  shall  be  delivered  by  hand or  sent  by  first-class  post to the registered office of the addressee.

12.2     Communications shall be deemed to have been received:

12.2.1 if sent by first-class post: 3 business days after posting exclusive of the day of posting;

12.2.2            if delivered by hand: on the day of delivery;

12.3 Communications addressed to the Vendor shall be marked for the attention of Peter Dedman. Communications addressed to the Purchaser shall be marked for the attention of Marianne Fitzjohn.

12.4     In proving service:

12.4.1 by delivery by hand: it shall be necessary only to produce a receipt for the communication signed by or on behalf of the addressee;

12.4.2 by post: it shall be necessary only to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause;


13       Entire agreement and schedules

13.1 This agreement and the Schedules shall constitute the entire agreement and understanding between the parties with respect to all matters which are referred to.

13.2     All the Schedules form part of this agreement.

13.3 This agreement shall be binding upon each party's successors and assigns.


14       Invalidity

14.1 If any term or provision in this agreement shall in whole or in part be held to any extent to be illegal or unenforceable under any enactment or rule of law, that term or provision or part shall to that extent be deemed not to form part of this agreement and the enforceability of the remainder of this agreement shall not be affected.


15       Proper law

15.1 The construction, validity and performance of this agreement shall be governed by the laws of England.



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                                                          SCHEDULE 1

                                               Leasehold properties



Part 1: Leasehold Properties and details of the Leases


Date                       Parties                                     Property

12th April 1994   (1) The Equitable Life Assurance            Unit 15 Merlin Business Park,
                           Society and (2) The Vendor                  Coningsby Road, Bretton,
                                                                       Peterborough

12th April 1994   (1) The Equitable Life Assurance            Unit 16 Merlin Business Park,
                           Society and (2) The Vendor                  Coningsby Road, Bretton,
                                                                       Peterborough





Part 2: Provisions relating to the leasehold properties

1 The sale of the Leasehold Properties is for the unexpired residue of each of the terms of the Leases and is at the rents reserved and subject to the covenants on the part of the tenants and the conditions which they contain.

2 Copies of the Leases have been supplied to the Purchaser, which shall be deemed to purchase with full knowledge of their contents and shall raise no requisition, enquiry or objection in relation to them.

3 The assignment of each Lease shall be in the agreed form and shall be in consideration of a covenant on the part of the Purchaser, as from the Effective Date, to pay the rent reserved by that Lease and to observe and perform the covenants on the part of the tenant and the conditions contained in that Lease and to indemnify the Vendor against all claims, demands, proceedings, damages, costs and expenses arising out of or incidental to their breach, non-observance or non-performance.




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SIGNED by                                            )
for and on behalf of the                             )
Vendor                                               )







SIGNED by                                            )
for and on behalf of the                             )
Purchaser                                            )


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